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                                                                    EXHIBIT 23.6


                        INDEPENDENT ACCOUNTANTS' CONSENT



The Board of Directors
Equipment Finance, Inc.:

We consent to the use of our report dated January 19, 2001, except for Note 10, as to which the date is November 2, 2001, with respect to the consolidated balance sheets of Equipment Finance, Inc. and subsidiary as of December 31, 2000 and 1999, and the related consolidated statements of earnings, stockholders' equity, and cash flows for the years then ended, and our report on certain Federal income tax consequences of the transaction included in the registration statement and to the reference to our firm under the headings "Important Federal Income Tax Consequences of the Transaction", "Conditions to the Transaction", "Certain Federal Income Tax Consequences", and "Experts" in the proxy statement/prospectus.


Philadelphia, PA                                /s/ KPMG LLP
January 14, 2002                                ------------------------------








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